Exhibit 10.4

SECOND AMENDMENT TO THE COMPREHENSIVE SETTLEMENT AGREEMENT,

MUTUAL RELEASE OF LIABILITY, AND INDEMNIFICATION

DATED JANUARY 14, 2025

This Amendment (the “Amendment”) is entered into as of February 17, 2025, by and between Liqueous LP (“Liqueous”) and Nuburu, Inc. (“Nuburu” or “Company”) (collectively, the “Parties”).

WHEREAS, the Parties entered into the Comprehensive Settlement Agreement, Mutual Release of Liability and Indemnification (“Agreement”) on January 14, 2025 incorporated herein by reference;

WHEREAS, since the execution of the Agreement, Brian Knaley has resigned as CEO and Ron Nichol has resigned as Executive Chairman, with Alessandro Zamboni now serving as Executive Chairman;

WHEREAS, the Parties executed an Amendment to the Agreement with an effective date of February 14, 2025, to clarify and amend certain terms of Section 3.2 to reflect their intent regarding the payment obligation of $500,000 and to distinguish it from the warrant exchange;

WHEREAS, the Parties entered into certain entered into a Pre-Funded Warrant Purchase Program (“Warrant Program”) on May 1, 2024 incorporated herein by reference; and

WHEREAS, The Company represented to Liqueous that a Supplemental Listing Application (“SLAP”) was filed with the New York Stock Exchange (“NYSE”) for Warrants referenced herein; and

WHEREAS, the Parties desire to amend the Agreement to reflect the change in officer/ directors, adjust payment terms and reprice certain warrants. The parties wish to further settle the proposed Amended Bridge Note dated October 17, 2024, and the corresponding $1,053,824 wired to NUBURU in aggregate from October 10, 2024 through November 26, 2024 pursuant to the mutual understanding of the terms set forth in the proposed Bridge Note, unless mutually agreed otherwise by the Parties.

WHEREAS, Liqueous has no preexisting, present, or future obligation to make any investments or provide any consideration as part of this Settlement Agreement. Any investment by Liqueous shall be made independently and at its sole discretion, subject to terms approved by shareholders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.
Change in Officer

All references in the Agreement to the “CEO/CFO” shall now refer to Alessandro Zamboni, the current Executive Chairman.

2.
Definitions

“Tier 1 Warrants” refers to the Pre-Funded Warrants issued under Section 3.2 of the Agreement, which were originally priced at 140% above market and are hereby being repriced to reflect a 30% discount to the market price, as set forth in Exhibit A.

“Tier 2 Warrants” refers to the Pre Funders Warrants previously issued to Liqueous that were originally priced at-the-market price and are hereby being repriced to reflect a 30% discount to the market price, as set forth in Exhibit B.

“Closing Bid Price” means, for any Trading Day, the last reported sale price of the Company’s Common Stock as reported by its principal trading market (e.g., NYSE or NASDAQ) at 4:00 PM Eastern Time.

“Trading Day” means any day on which the principal trading market for the Company’s Common Stock is open for trading.

“Definitive 14A” refers to the proxy statement filed by the Company with the SEC on December 27, 2024, which authorizes issuances in excess of the 19.99% beneficial ownership threshold.

“Market Price” means the official closing price of a security on its principal trading market, as published by the exchange or trading system where the security is primarily listed and traded (e.g., NYSE, NASDAQ, or OTC Markets).

“Warrant Coverage” means the right to purchase additional shares of the Common Stock at an exercise price equal to a 30% discount to the current market price. The Warrants are exercisable at any time up to five years from the date of issue.

3.
Adjustments to Payment and Warrant Exchange
3.1.
Exchange of “Tier 1” Warrants (Pre-Funded Warrants – Section 3.2 of the Agreement)
3.1.1.
The parties agree as part of this settlement agreement to exchange the Tier 1 Warrants for warrants with a 30% discount to the current market price, as detailed in Exhibit A.
3.1.2.
Warrant Coverage. Liqueous may purchase additional adjusted warrants per the terms in Exhibit A, subject to the authority granted in accordance with the Company’s proxy statement dated December 27, 2024.
3.2.
Repricing of “Tier 2” Warrants
3.2.1.
Liqueous’ existing Tier 2 Warrants will be exchanged for warrants with a 30% discount to the market price, as detailed in Exhibit B.
3.2.2.
Warrant Coverage. Liqueous may purchase additional adjusted warrants per the terms in Exhibit B for a total funding up to $50,000,000, subject to the authority granted in accordance with the Company’s proxy statement dated December 27, 2024.
3.2.3.
The $50,000,000 in financing under the terms outlined in Exhibit B is permitted pursuant to the stockholder approval described in the Definitive 14A filed with the SEC on December 27, 2024; provided that it is implemented substantially in accordance with the terms of such proposal.

4.
Settlement of Amended Bridge Note

The Parties agree to settle the Amended Bridge Note, dated October 17, 2024, with a total funded balance of $1,053,824 through a warrant exchange at a 30% discount to the market price, as detailed in Exhibit C attached hereto, unless mutually agreed otherwise by the Parties. Between October 10, 2024, and November 26, 2024, Liqueous transferred funds totaling $1,053,824 as part of a bridge note that has not been formally memorialized.

5.
Timely Execution of Obligations

The Company shall execute and deliver all necessary instructions, authorizations, and resolutions required to effectuate the transactions contemplated herein, including but not limited to:

•
Issuance of Pre-Funded Warrants (Tier 1 Warrants) and Tier 2 Warrants pursuant to the pricing terms set forth in Exhibits A and B.
•
Issuance of the corresponding instruction letters to the Transfer Agent within one (1) Trading Day of this Amendment’s execution or later, in case of any pre-existing restrictions.
•
Issuance of all underlying shares upon exercise of the warrants in accordance with the agreed pricing terms.
6.
Exhibits

The following exhibits are attached hereto and incorporated by reference:

Exhibit A: Pricing Terms for Pre-Funded Warrants.

Exhibit B: Repriced Terms for Tier 2 Warrants.

Exhibit C: Settlement and Exchange Agreement for Amended Bridge Note.

Exhibit D: Sample Closing Statement for Tranches

7.
Miscellaneous

Except as expressly modified by this Amendment, all terms, conditions, rights, obligations, and provisions of the Agreement shall remain in full force and effect. If any provision of this Amendment conflicts with the Agreement, the terms of this Amendment shall control solely to the extent of such conflict. All references to the ‘Agreement’ shall be deemed to include this Amendment. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

Liqueous LP

By:	/s/ Jacob Fernane
Name:	Jacob Fernane
Title:	Managing Partner

Nuburu, Inc.

By:	/s/ Alessandro Zamboni
Name:	Alessandro Zamboni
Title:	Executive Chairman

Exhibit A

Pricing Terms for Pre-Funded Warrants (Tier 1 Warrants)

1.
Repricing of Pre-Funded Warrants and Settlement into Common Shares
a.
The Company and Liqueous acknowledge and agree that the Tier 1 Prefunded-Warrants previously issued to Liqueous shall be exchanged into Common Shares of the Company per the terms set forth in the Settlement Agreement to reflect a 30% discount to the market price, which is the lower of the following:
i.
The closing bid price of the Company’s Common Stock as reported on the principal trading market on the Trading Day immediately preceding the date of exchange date, or
ii.
The average price of the Company’s Common Stock for the five (5) Trading Days immediately preceding the date of exchange date.
b.
The number of Common Shares to be issued in exchange for the Pre-Funded Warrants shall be determined by dividing the total amount funded by seventy percent (70%) of the Closing Bid Price of the Company’s Common Stock on the Trading Day immediately preceding the exchange date (the “Exchange Price”). The resulting number shall be the total Common Shares to be issued to Liqueous upon completion of the exchange.
2.
Blocking Provisions

The exchange of the Pre-Funded Warrants shall be subject to a 4.99% beneficial ownership blocker, such that Liqueous (together with its affiliates) may not receive Common Shares to the extent that such issuance would result in Liqueous beneficially owning more than 4.99% of the outstanding shares of the Company’s Common Stock, unless waived in writing by Liqueous with at least sixty-one (61) days prior notice to the Company.

3.
Issuance and Settlement
a.
Upon execution of this Amendment, the Company shall issue Common Shares to Liqueous corresponding to the Pre-Funded Warrants within one (1) Trading Day unless otherwise mutually agreed by the Parties.
4.
Issuance Failure Definition

An Issuance Failure occurs when:

a.
Company fails to process issuance within 48 hours, including submitting supporting materials to the transfer agent.
b.
Company intentionally delays or obstructs conversion process.
c.
Company prioritizes other conversions while denying Investor's rights.

5.
Issuance Failure Damages

If an Issuance Failure occurs and stock price increases >30% during the 48-hour period:

a.
Penalty calculated as: (Highest traded price over prior two trading days × Number of shares to be issued) – Original issuance amount.
b.
Penalty added to note balance.
c.
Calculation repeats every two trading days until issuance is completed.

Exhibit B

Repricing Terms for Tier 2 Warrants

1.
Exchange of Tier 2 Warrants
a.
The Company and Liqueous acknowledge and agree that the Tier 2 Warrants previously issued to Liqueous shall be exchanged into for new Pre-Funded Warrants of the Company per the terms set forth in the Agreement to reflect a 30% discount to the market price, which is the lower of the following:
i.
The closing bid price of the Company’s Common Stock as reported on the principal trading market on the Trading Day immediately preceding the date of exchange date, or
ii.
The average price of the Company’s Common Stock for the five (5) Trading Days immediately preceding the date of exchange date.
c.
The number of Common Shares to be issued upon conversion of the Pre-Funded Warrants shall be determined by dividing the total amount funded by seventy percent (70%) of the Closing Bid Price of the Company’s Common Stock on the Trading Day immediately preceding the exchange date (the “Exchange Price”).
d.
No obligation to fund exists under this Agreement..
2.
Conversion and Issuance of Common Shares
a.
The Pre-Funded Warrants shall automatically convert into Common Shares upon submission of a Conversion Notice by Liqueous.
b.
The Company shall issue the Common Shares within one (1) Trading Day following receipt of a valid Conversion Notice unless otherwise mutually agreed by the Parties.
c.
The Company shall not issue to Liqueous any other class of securities in lieu of Common Shares without the prior written consent of Liqueous.
d.
No additional cash payment shall be required from Liqueous for the conversion of Pre-Funded Warrants into Common Shares.
3.
Conversion Failure Definition

A Conversion Failure occurs when:

a.
The Company fails to process conversion within 48 hours, including submitting supporting materials to the transfer agent.
b.
The Company intentionally delays or obstructs the conversion process.
c.
The Company prioritizes other conversions while denying Investor's rights.

4.
Conversion Failure Damages

If a Conversion Failure occurs and stock price increases >30% during the 48-hour period:

a.
Penalty calculated as: (Highest traded price over prior two trading days × Number of conversion shares) – Original conversion amount.
b.
Penalty added to note balance.
c.
Calculation repeats every two trading days until conversion completed.
5.
Blocking Provisions

The conversion of Pre-Funded Warrants into Common Shares shall be subject to a 4.99% beneficial ownership blocker, such that Liqueous (together with its affiliates) may not receive Common Shares to the extent that such issuance would result in Liqueous beneficially owning more than 4.99% of the outstanding shares of the Company’s Common Stock, unless waived in writing by Liqueous with at least sixty-one (61) days prior notice to the Company.

6.
Additional Purchases and Funding Commitment
a.
Right to Purchase Additional Pre-Funded Warrants
i.
Liqueous shall have the right, but not the obligation, to offer to purchase additional Pre-Funded Warrants under the same terms as this exchange, which may be accepted or declined by the Company in its discretion.
ii.
Liqueous LP shall have a right of first refusal (ROFR) for six (6) months to invest in any financing structure undertaken by the Company. Liqueous shall have ten (10) business days to exercise its right after the Company provides written notice of a proposed investment opportunity. Notwithstanding the foregoing, the ROFR shall not apply to investors or partners introduced by or affiliated with Alessandro Zamboni pursuant to any preexisting agreement between him and the Company, executed prior to his appointment as Executive Chairman. The Company shall provide Liqueous with written confirmation that any such investors or partners fall within this exclusion upon request.
b.
Share Issuance Authorization and Compliance
i.
Such additional purchases and funding shall be subject to the authorization granted under the Company’s Proxy Statement dated December 27, 2024, which permits Liqueous to receive shares in excess of the 19.99% beneficial ownership threshold upon stockholder approval.
ii.
The Company shall take all necessary corporate actions to ensure that Liqueous is able to receive the full number of Common Shares upon conversion of Pre-Funded Warrants, including:
●
Submitting all required notices and approvals to the NYSE or other applicable exchanges.
●
Reserving sufficient authorized shares for issuance upon conversion.
●
Maintaining compliance with SEC and exchange listing requirements.

c.
Future Funding and Share Issuance Mechanics
i.
Any future purchases of Pre-Funded Warrants by Liqueous under this provision shall be priced based on a 30% discount to the market price, which is the lower of the following:
●
The closing bid price of the Company’s Common Stock as reported on the principal trading market on the Trading Day immediately preceding the purchase date, or
●
The average price of the Company’s Common Stock for the five (5) Trading Days immediately preceding the purchase date.
d.
The Company shall issue the newly purchased Pre-Funded Warrants within one (1) Trading Day following receipt of funds from Liqueous.
e.
Upon submission of a Conversion Notice, the Company shall issue the corresponding Common Shares within one (1) Trading Day following receipt of such notice.

Exhibit C

Settlement and Exchange Agreement for Amended Bridge Note

THE SECURITIES TO BE ISSUED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH

SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

SETTLEMENT AND EXCHANGE AGREEMENT

This Settlement and Exchange Agreement (this "Agreement"), dated as of February 17, 2025, is entered into by and between Nuburu, Inc., a Delaware corporation (the "Company"), and Liqueous LP, a Delaware limited partnership ("Lender"). The Company and Lender are referred to collectively as the "Parties" and individually as a "Party."

RECITALS

WHEREAS, the Lender provided funding to the Company under the terms of an Amended Bridge Note dated October 17, 2024, with a total funded balance of $1,053,824 (the "Bridge Note");

WHEREAS, between October 10, 2024, and November 26, 2024, Lender transferred funds totaling $1,053,824 under the terms of the Bridge Note;

WHEREAS, the Parties desire to settle and satisfy the outstanding obligations under the Bridge Note through an exchange for Pre-Funded Warrants, which will be convertible into Common Shares in accordance with the procedures outlined in this Agreement;

WHEREAS, the Parties agree that this settlement is being executed at a 30% discount to the Market Price as defined herein, and the Bridge Note shall be deemed fully satisfied and extinguished upon the issuance of the Pre-Funded Warrants;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Settlement of Amended Bridge Note
1.1.
Exchange and Cancellation of Bridge Note. The Company and Lender acknowledge and agree that the Bridge Note shall be exchanged for Pre-Funded Warrants under the terms set forth herein. Upon execution of this Agreement, the Company shall cancel the Bridge Note, and Lender shall have no further rights to principal or interest payments under the Bridge Note. This exchange shall constitute a full and final settlement of all obligations of the Company under the Bridge Note.

1.2.
Issuance and Conversion. The Company shall issue Pre-Funded Warrants to Lender within one (1) Trading Day of this Agreement’s execution. The Pre-Funded Warrants shall be immediately convertible into Common Shares through the submission of a Conversion Notice by Lender to the Company, unless mutually agreed otherwise by the Parties. Lender shall submit Conversion Notices in tranches that do not exceed ownership limitations, ensuring compliance with the 4.99% beneficial ownership blocker unless waived with prior notice as outlined in Section 4 herein.
1.3.
Calculation of Pre-Funded Warrants to be Issued. The number of Pre-Funded Warrants to be issued in exchange for the Bridge Note shall be determined by dividing the total outstanding balance of the Bridge Note (including principal and accrued interest) by seventy percent (70%) of the lower of (i) the Closing Bid Price of the Company’s Common Stock on the Trading Day immediately preceding the exchange date or (ii) the lowest closing bid price for the five (5) Trading Days preceding the exchange date (the "Exchange Price"). The resulting number shall be the total Pre-Funded Warrants to be issued to Lender upon completion of the exchange.
1.4.
Warrant Coverage. Liqueous may purchase additional adjusted warrants per the terms herin, subject to the authority granted in accordance with the Company’s proxy statement dated December 27, 2024.
1.5.
Final Satisfaction of Debt Obligations. Upon issuance of the Pre-Funded Warrants in accordance with Section 2.1, the Bridge Note shall be deemed fully satisfied, released, and extinguished, and the Company shall have no further obligations related to the Bridge Note. The Company shall not impose any additional fees, interest, penalties, or conditions on the settlement of the Bridge Note.
2.
Issuance of Common Shares and Transfer Agent Instructions
2.1.
Conversion Process and Common Share Issuance. Upon receipt of a valid Conversion Notice, the Company shall instruct the Transfer Agent to issue the corresponding Common Shares within one (1) Trading Day. If permitted under the Irrevocable Transfer Agent Instructions (ITAI), Lender may directly initiate the transfer of shares with the Transfer Agent, and the Company shall not delay, prevent, or require additional approvals for such transactions.
2.2.
Nature of Issuance. The Common Shares issued under this Agreement shall be fully paid, non-assessable, and free from any liens, encumbrances, or restrictions, except as required by applicable securities laws. The Company shall not issue any other class of securities in place of Pre-Funded Warrants without the prior written consent of Lender.
2.3.
Delivery Method. The Company shall deliver the Common Shares via DWAC transfer to Lender’s designated brokerage account as provided in Schedule I attached hereto.
2.4.
Closing. The exchange, in whole or part, (each a “Closing”) will take place remotely as provided in the Notice of Conversion, or at such time as the Company and Lender may otherwise determine (the “Closing Date”).
3.
Irrevocable Transfer Instruction Letter (ITAI)
3.1.
Lender may convert any portion of the Notes by submitting a “Notice of Conversion” to the Company's Transfer Agent, as detailed in the Irrevocable Transfer Instruction Letter, in the form agreed by the parties and the Transfer Agent (the “Instruction Letter”).
3.2.
The Company shall issue irrevocable instructions to its Transfer Agent (ITAI) within one (1) Trading Day of this Agreement’s execution.

3.3.
The Transfer Agent shall be directed to immediately process all share issuances related to this Agreement without requiring additional approvals from the Company.
3.4.
Lender shall be entitled to obtain a legal opinion from its own counsel to facilitate share issuance, and the Company shall instruct the Transfer Agent to accept such opinion.
3.5.
Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, if at any time Lender will or would be issued shares of Common Stock under this Agreement, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares of Common Stock exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then the Company will not issue to Lender shares of Common Stock which would exceed the Maximum Percentage. Further, the Company will not issue shares of Common Stock under this Agreement to the extent that such shares would equal greater than 19.9% of the Common Stock outstanding as of the date of this Agreement, unless the Company first obtains stockholder approval of any such issuance in excess of such limitation. These ownership limitations are enforceable, unconditional and non-waivable and will apply to all affiliates and assigns of Lender.
4.
Representations and Warranties of the Company
4.1.
Due Incorporation. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.
4.2.
Authority; Validity. The execution, delivery, and performance of this Agreement and any related agreements are within the Company’s powers and have been duly authorized by all necessary corporate actions.
4.3.
Enforceability. This Agreement constitutes a legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy laws and other similar laws affecting creditors’ rights generally.
4.4.
Share Reservation. The Company will use its best efforts to authorize and reserve for issuance the number of Shares required for the Company to perform its obligations hereunder as soon as reasonably practicable.
4.5.
NYSE and SEC Compliance. The Company shall take all necessary actions to ensure that the issuance of Pre-Funded Warrants and subsequent conversion into Common Shares complies with NYSE listing requirements and SEC regulations. The Company shall file any necessary supplemental listing applications (SLAPs) and ensure the shares are eligible for unrestricted public trading.
5.
Covenants
5.1.
Conduct of Business. Until the Closing, the Company agrees to conduct its business in the ordinary course and will not engage in any transaction outside of ordinary business without the prior written consent of Lender.
5.2.
Access and Information. The Company will provide Lender with reasonable access to information regarding the Company to facilitate Lender’s ongoing due diligence until the Closing Date.
5.3.
Compliance. The Company shall comply with all NYSE and SEC regulations concerning the issuance of shares and execution of this exchange.

5.4.
NYSE. Prior to Closing, the Company will submit a supplemental listing of shares to be issued hereunder to The New York Stock Exchange.
6.
Representations and Warranties of Lender
6.1.
Due Organization. Lender is duly organized, validly existing, and in good standing under the laws of the state of Delaware.
6.2.
Authority; Validity. The execution, delivery, and performance of this Agreement and any related agreements are within Lender’s powers and have been duly authorized by all necessary action.
6.3.
Enforceability. This Agreement constitutes a legal, valid, and binding obligation of Lender, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy laws and other similar laws affecting creditors’ rights generally.
6.4.
Accredited Lender Status. Lender is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.
6.5.
Due Diligence. Lender has received all the information Lender has requested from the Company and considers necessary or appropriate for deciding whether to convert the Notes. Lender has had an opportunity to obtain any additional information necessary to verify the accuracy of the information given Lender. Lender is a sophisticated investor and has such knowledge and experience in financial and business matters that such Lender is capable of evaluating the merits and risk of this investment. Lender is not acquiring Common Stock with a view to or for sale in connection with any distribution thereof, except as permitted under applicable securities laws.
7.
Miscellaneous
7.1.
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the state of Delaware.
7.2.
Further Assurances. Each party will perform further acts and execute and deliver additional documents as may be reasonably necessary to carry out the provisions of this Agreement.
7.3.
Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.
7.4.
Amendments and Waivers. No amendment to this Agreement will be effective unless it is in writing and signed by both parties.
7.5.
Jurisdiction. Any disputes arising under this Agreement will be adjudicated in the appropriate courts of the state of Delaware.

{Signature Page Follows}

The Company has executed this Agreement as of the date stated above.

COMPANY:

NUBURU, INC.

By:	/s/ Alessandro Zamboni
Name:	Alessandro Zamboni
Title:	Executive Chairman

Schedule 1

Lender has executed this Agreement as of the date stated above and confirms the information provided below is accurate.

LENDER:

Liqueous LP

By:	/s/ Jacob Fernane
Name:	Jacob Fernane
Title:	Managing Partner

Lender Address:

Shares will be delivered to the following DWAC Account Number:

EXHIBIT D

Total Issued and Outstanding Common Stock as of 02/13/2025: 31,339,439 Shares

Current Balance of Tier 1 Warrants: $1,539,866

Total Shares to be Issued on Conversion of Pre-Funded Warrants: 9,360,888

Shares to be issued subject to 4.99% limitation: 1,500,000

Shares remaining to be issued in full settlement of Tier 1 Warrants: 7,860,888